UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2019 (December 22, 2019)

TECHCARE CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55680	68-0080601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 380-6645

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TECR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective as of December 22, 2019, Mrs. Tali Dinar has ceased to serve as the TechCare Corp.’s (the “Company”) Chief Financial Officer. On December 22, 2019, the Company and Mrs. Dinar mutually agreed that Mrs. Dinar will serve as its Principal Financial and Accounting Officer, effective immediately. Mrs. Dinar shall assume the responsibilities of Principal Financial and Accounting Officer of the Company. In addition, Mrs. Dinar will continue to serve as the Chief Financial Officer of the Company’s wholly owned subsidiary, Novomic Ltd. (“Novomic”).

Item 8.01 Other Events.

On November 14, 2019, and December 22, 2019, Novomic entered loan agreements with Traistman Radziejewski Fundacja Ltd. (“TRF”), a corporation controlled by Mr. Oren Traistman, a member of the Company’s Board of Directors, pursuant to which TRF agreed to loan Novomic an aggregate amount of NIS 150,000 (approximately $43,000) on certain terms and conditions. NIS 50,000 (approximately $14,000) of the funds were received by Novomic on November 14, 2019, and the balance was received on December 22, 2019. The proceeds from the loan agreement will be used by Novomic for working capital and general corporate needs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechCare Corp.

By:	/s/ Oren Traistman
Name:	Oren Traistman
Title:	Chairman of the Board

Date: December 30, 2019